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              EXHIBIT (99)(I) -PRESS RELEASE DATED NOVEMBER 7, 1997



PRESS  RELEASE


FOR IMMEDIATE RELEASE: STOCK SPLIT BY MARK VII, INC.

Memphis, Tennessee, November 7, 1997 . . . Mark VII, Inc. (NASDAQ NMS: MVII) announced today that the Mark VII stockholders at a Special Meeting held today approved an amendment to the Company's Certificate of Incorporation increasing the authorized shares from 10,000,000 shares of Common Stock, par value $.10 per share, to 20,000,000 shares of Common Stock, par value of $.05 per share.

         Following the Special Meeting, the Company's Board of Directors declared a two-for-one stock split, with the additional shares to be distributed on November 21, 1997 to stockholders of record of the Company's Common Stock at the close of business on November 14, 1997.

         Mark VII, Inc. is a full service transportation and logistics management company with more than 110 offices worldwide. Headquartered in Memphis, Tennessee, Mark VII, Inc. provides multi-modal transportation services and fully integrated logistics systems to some of the finest companies in the United States and abroad.



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